SECURITY AGREEMENT
                (under the Uniform Commercial Code of California)


                                                                  March 16, 1999

Business Factors, Inc. dba BFI Business Finance
1655 The Alameda
San Jose, CA  95126

To:  BFI Business Finance:

         This will confirm our understanding and agreement regarding the loan we have requested you to make to us on the terms and conditions of this agreement.

         1. You shall from time to time in your sole discretion advance to us, the undersigned Borrower, up to eighty percent (80%) of the net face amount of our prime accounts, as defined below in Paragraph 6, and such other sums as you may determine, but in no event shall our aggregate indebtedness to you at any one time exceed without your prior written approval the sum of Six Hundred Thousand and No/100 Dollars ($600,000.00). In the event that the balance owing under this Security Agreement exceeds the sum set forth in this Paragraph 1, or in the event that said balance exceeds the percentage set forth above of the value of prime accounts, as determined by you, the undersigned understands and agrees that you shall make no further advances to the undersigned unless and until the undersigned pays you the amount of such excess (the "Overadvance"), and the undersigned hereby promises to pay such excess to you upon your demand.

         2. Each advance and our total indebtedness to you shall be paid by us as follows: (a) the delivery to you of all collections received by us on accounts receivable assigned to you; (b) the delivery to you from time to time on demand of a sum equal to the net face amount of all accounts assigned to you and which remain uncollected more than sixty (60) days from the date of each invoice or which are more than thirty (30) days past due. In addition, our entire unpaid indebtedness, whenever and however created, shall become immediately due and payable on the occurrence of an event of default as defined in Paragraph 18 or in the case of termination, as set forth in Paragraph 20, whether by notice, lapse of time or otherwise, whichever occurs first.

         3. Advances by you to us shall bear interest, on the outstanding average daily balance, at the rate of four percentage (4%) points per annum over and above the so-called "base rate" of Comerica Bank-California which is in effect from time to time, provided that the minimum amount of interest payable by us shall not be less than Sixty Six Thousand Two Hundred and No/100 Dollars ($66,200.00) per annum. In the event that the base rate is changed, the adjustment in the interest rate charged by you shall be made on the day such change occurs. The base rate is a rate used by Comerica Bank-California as one of its index rates and serves as a basis upon which effective rates of interest are calculated for loans making reference thereto and may not be the lowest of Comerica Bank-California's index rates. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Interest shall be due and payable to you monthly on the first day of each month, and if not so paid, shall bear interest at the rate hereinabove specified. At your option, accrued interest may be charged to our account as an advance. Notwithstanding anything to the contrary contained in this agreement, no payment made by check shall be deemed made to you until three (3) business days after receipt by you thereof to allow for, and subject to, clearance of such checks. Each accounting rendered by you to us shall be deemed correct and binding unless we notify you in writing to the contrary within thirty (30) days after the date of each accounting rendered by you.

         4. At the time of execution hereof, we agree to pay you a loan initiation fee of Five Thousand and No/100 Dollars ($5,000.00) of the sum referred to in paragraph 1 hereof as the maximum aggregate indebtedness. In addition, while any indebtedness remains outstanding to you pursuant to this Agreement, on or before the first day of each month we agree to pay you an administrative fee (the "Administrative Fee") equal to .4% per month of the outstanding average daily balance during the month. For purposes of computing the outstanding average daily balance outstanding during the month and the Administrative Fee payable on account thereof, no payment made by




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check shall be deemed made to you until three (3) business days after receipt of such checks to allow for, and subject to, clearance of such checks.

         5. All of your advances and charges hereunder, together with all of our other obligations and indebtedness to you, however and whenever created, shall be secured by (a) a continuing security interest in all of our present and hereafter acquired inventory, including, but not by way of limitation, raw materials, work in process and finished goods of all nature and description; (b) all present and hereafter acquired plant, office and/or other equipment, including, but not limited to machinery and all attachments and appurtenances hereto, tools, dies, molds, jigs, bores, patterns, appliances, fixtures, furniture and furnishings; (c) assignment and pledge (hereafter sometimes called "assignment" or "assigned") of all our accounts (as defined by Section 9106 of the California Commercial Code) now existing or hereafter arising during the term hereof; (d) all present and hereafter acquired contracts, contract rights, purchase orders, chattel paper, negotiable documents, insurance policies and proceeds; (e) all cash, cash in banks, savings institutes, certificates of deposit, etc., now owned or hereafter acquired, and proceeds thereof; (f) all present and hereafter acquired general intangibles, including, but not by way of limitation to the name and goodwill of debtor, trademarks, tradenames, copyrights, processes, patents, patent rights, patent applications, licenses, inventions, royalties and/or commissions; (g) such other security as shown by separate written instruments which we now or hereafter give you, and (h) any and all other property of ours coming into your possession or under your control; all of which security interests, assignments and pledges we hereby grant to you in accordance with and subject to Division 9 of the California Commercial Code. Each new advance (and all prior advances, indebtedness or liabilities) shall be covered by all security agreements which we have then given or caused to be given to you.

         6. As used in this agreement, unless otherwise indicated by the context, the term "prime accounts" means accounts (as defined above in Paragraph
5) which: (a) are acceptable to you; (b) have been validly assigned to you; (c) as of the date of determining whether an account is "prime," is not more than sixty (60) days past due; and (d) strictly comply with all our warranties and representations to you; the term "inventory" means all goods as defined by
Section 9109(4) of the California Commercial Code and now owned or hereafter acquired by us (or as described in any financing statement which you have been authorized to file) and/or now or hereafter located on our premises at 901 Mariner's Island Blvd., Ste. 365, San Mateo, California, 94404, or wherever located; and the term "value" means the lower of cost or fair market value.

         7. So long as we are indebted to you, we warrant, represent and agree that: (a) all collateral security given or caused to be given by us to you is and will be a first security interest on the property described in each such security agreement (except insofar as we have notified you to the contrary in writing); (b) the property covered by all security agreements given or caused to be given by us to you is solely owned by us or the party described in such security agreement; (c) the property covered by all security given or caused to be given by us to you (except for sales of inventory in the ordinary course of business) is free and clear of all liens, encumbrances, security interest and adverse claims other than created by such security agreements; (d) the property covered by all security agreements given or caused to be given by us to you is kept in good condition and repair, is not subject to waste, will not (except for sales of inventory in the ordinary course of business) be sold, transferred or assigned or removed from the premises described in such security agreements without first obtaining your prior written consent; (e) all accounts when assigned to you will be prime accounts and will have been created by absolute sales of our merchandise or services, will be genuine, bona fide and collectible, and we will have and convey good, unencumbered and absolute title to you free of all third party claims; (f) accounts assigned to you will not be subject to any dispute, right of offset, counterclaim, or right of cancellation or return; (g) at the time of assignment of accounts to you, all property giving rise to such accounts will have been delivered (from our premises in the United States) to, and unconditionally accepted by, each account debtor; (h) prior to the assignment and pledge of an account to you, we will have performed all things required of us by the terms of all agreements or purchase orders giving rise to such accounts; (i) at the time of assignment to you, all accounts will be due and unconditionally payable on terms of thirty (30) days or less, or on such other terms (as are acceptable to you) which are expressly set forth on the face of all invoices, copies of which shall be delivered to you, and no account will then be past due; (j) all facts, figures, representations given, or caused to be given by us to you in connection with the value of the property given to you as security or regarding each advance or account or pertaining to anything done under this agreement shall be true and correct; (k) our books and records fully and accurately reflect all of our assets and



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liabilities  (absolute  and  contingent),  are kept in the  ordinary  course  of
business  in  accordance   with   generally   accepted   accounting   principles
consistently applied and all information  contained therein is true and correct;
(l) the fair market value of the property covered by all security agreements given by us to you, is and shall at all times be, not less than the price which we paid therefor (less normal depreciation caused by ordinary wear and tear) and as represented to you; (m) we will not borrow any money except under this agreement without first notifying you; (n) we will not sell or assign any of our accounts or pledge, encumber, hypothecate, first mortgage or otherwise create or give any security interest on any of our property without notifying you; (o) all taxes of any governmental or taxing authority due or payable by, or imposed or assessed against us, have been paid and shall be paid in full before delinquency; (p) there are no actions or proceedings pending by or against us before any court or administrative agency, and there are no pending, threatened, or known to be imminent litigations, governmental investigations, or claims, complaints, or prosecutions involving us except as heretofore disclosed in writing to you; (q) we have the legal power and authority to enter into this agreement and to perform and discharge our obligations hereunder; (r) if we are a corporation, we will do all things necessary to preserve our good standing as a corporation under the laws of the State of California and the state of our incorporation; and (s) every payment falling due on accounts assigned to you will be duly paid and received by you on or before the earlier of ninety (90) days from the date of each invoice or sixty (60) days from the due date of each invoice.

         8. We agree to execute upon demand by you any and all Financing Statements, Continuation Statements or other statements intended to perfect your security interest hereunder, in whatsoever form you may require, as provided for and defined in Division 9 of the California Commercial Code, but you shall be entitled and are hereby authorized to execute the same on our behalf, and you are hereby appointed our attorney-in-fact for such purpose.

         9. Each warranty, representation and agreement contained in this agreement shall be automatically deemed repeated with each advance and shall be conclusively presumed to have been relied on by you regardless of any investigation made, or information possessed by you. The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements contained in any other document or instrument which we shall give, or cause to be given, to you, either now or hereafter.

         10. Notwithstanding termination of this agreement, all assignments, pledges, liens and/or other security interest now or hereafter granted to you shall continue in full force until all of our indebtedness and liabilities to you have been paid.

         11. We shall promptly pay any and all expenses of storing, warehousing, insuring, handling and shipping of our property and any and all excise, property, sales and other taxes, security interest, encumbrances and liens, levied or imposed by any governmental or taxing authority on us or on any of our property or any property caused to be given to you as security. If we fail to promptly pay when due, whether to you or any other person, monies which we are required to pay under any portion of this agreement, you may, but need not, pay the same and charge our account therefor and we shall promptly reimburse you therefor. Any and all sums shall become additional indebtedness owing to you and shall bear interest at the rate provided in Paragraph 3 hereof and shall be covered by all security now or hereafter given by us or which we cause to be given to you. You need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien, and the receipt of the usual official for the payment thereof shall be conclusive evidence that the same was validly due and owing.

         12. All documents to be delivered by us shall contain such terms and be in such form as you may require. Each assignment, pledge or other security agreement shall include and cover all of our right, title and interest in property described therein and all of our books, records and files relating thereto. All ledger sheets, files, records and documents, files and records relating to accounts, inventory, or other collateral assigned to you shall, unless delivered to or removed by you, be kept on our premises in trust for, and without cost to you. You may at any time remove from our premises all documents, files and records relating to your security.

         13. Prior to your first verification of inventory or audit of our accounts, you may, in your sole discretion, determine or redetermine the value of our inventory or accounts by applying to our assigned value thereof such percentage as you deem appropriate, based upon your initial sample of other basis. You may likewise



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determine or redetermine the value thereof between your inventory  verifications and audits, based upon your last preceding verification, audit, sampling, review or other basis.

         14. We shall have the revocable privilege to collect at our expense the payments due on accounts assigned to you, upon the express condition, however, that all such collections shall (a) be received by us in trust for you; (b) not be mingled with our own funds; and (c) be delivered to you in kind within twenty-four (24) hours after our receipt of the same. Our collection privilege as described above is subject to revocation by you at any time and shall be automatically revoked upon the happening of an event of default as defined below. Unless the instruments so received by you are dishonored, or unless you shall in your discretion have remitted the amount thereof to us, you shall credit the amount thereof against our indebtedness to you as set forth in Paragraph 3. You are hereby irrevocably our attorney-in-fact with authority and power to endorse our name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into your possession; to sign our name on any invoice or bill of lading related to any accounts, on drafts against account debtors, on schedules and assignments of accounts, on verification of accounts and notices to account debtors; to establish a lock box arrangement and/or to notify the post office authorities to change the address for delivery of our mail, to receive and open all mail addressed to us, and to retain all mail relating to your security and forward all other mail to us; to send, whether in writing or by telephone, requests for verification of accounts; and to do all things necessary to carry out this agreement.

         15. If any property referred to or covered by any account assigned to you shall remain in, or revert to, our possession, we will forthwith set it apart, mark and designate it as your property and promptly notify you. We will prepare and deliver to you balance sheets, profit and loss statements, schedules of accounts, agings (listing the names and addresses of, and amounts owing by date, by account debtors), and such other reports, analysis and operating data as you may from time to time reasonably request orally or in writing, all in form acceptable to you. You or your agents or employees shall have the right, during our usual business hours, or during the usual hours of any third person having control thereof, to have access to, examine, inspect and/or audit any or all of our books and records, including, but not limited to minute books, ledgers, records indicating, summarizing or evidencing our assets (including accounts, inventory and equipment) and liabilities, and all information relating thereto, records indicating, summarizing or evidencing our business operations or financial condition, and all computer programs, disc or tape files, printouts, runs and other computer prepared information and the equipment containing such information, and permit you or your employees or agents to copy and make extracts therefrom.

         16. We shall accept no returns and shall grant no allowances or credits to account debtors without notifying you at the time credit is issued. We shall maintain insurance at our expense on property given to you as security with such carriers, covering such risks and containing such amount of coverage and other terms (including an endorsement providing for non-cancellation except upon thirty (30) days written notice to you and a loss payable endorsement in your favor) as you may from time to time specify in writing. We shall promptly deliver to you copies of all policies, endorsements, evidence of premium payment, claims and reports to insurance carriers.

         17. We promise and agree to pay all costs and expenses and all attorneys' fees incurred by you in connection with this agreement and the transactions contemplated hereby (including without limitation the prosecution of motions or actions seeking relief from any stay or restraint under the Bankruptcy Code from pursuing any remedy hereunder), whether or not suit between us is brought. You may bring all proceedings for collection in your name or in our name and may exercise our right of stoppage in transit, replevin and reclamation.

         18. Without limiting any other portion of this agreement, all our indebtedness and obligation to you shall automatically accelerate and become immediately due and payable, and the revocable collection privilege referred to in Paragraph 14 shall be automatically revoked, upon termination (by lapse of time or otherwise) of this agreement or upon the happening of any one of the following events of default:

                  (a) Our failure to make any payment to you when due, or any default under, or breach or violation of, any warranty, representation, obligation, agreement, condition or undertaking contained herein or in any other written document which we now or hereafter execute and deliver, or which we now or hereafter cause to be executed and delivered to you; (b) Any change in our business, (including, without limitation, the ownership



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thereof)  or  financial  condition  or  that  of  any  guarantor  of  any of our obligations or indebtedness hereunder or any decline in the value of any property given to you as security, which causes you to deem yourself insecure;
(c) The withdrawal or cancellation of any guarantor of any of our obligations or indebtedness hereunder, or the termination of any subordination agreement whereby any indebtedness is subordinated to our obligations to you; (d) The ceasing to do business as a going concern, or the assignment of any property for the benefit of creditors or the commission of any act of bankruptcy or insolvency, by or on the part of us or any guarantor of any of our obligations or indebtedness hereunder; (e) The filing by or against us or any guarantor of any of our obligations or indebtedness hereunder of any petition or application in bankruptcy, reorganization, arrangement, trusteeship or receivership, whether under the United States Bankruptcy Code or otherwise, or the appointment of a trustee or receiver over all or any part of the property or business of us or any guarantor of any of our obligations or indebtedness hereunder, or the levying of an attachment or garnishment on any of our property which is not released within ten (10) days; (f) Any of the property covered by any of the security agreements given or caused to be given by us to you is lost, secreted, misused or destroyed; or (g) Any delinquency on our part in paying any tax when it comes due.

         19. We waive presentment, demand, protest and notice of dishonor as to any instrument. We consent to any extensions, modifications, allowances, compromises or releases of security which you may grant, none of which shall release us or any guarantors from, or affect, any of our or their obligations to you.

         20. This agreement shall be effective as of the date first set forth above and shall remain in full force and effect for a period of twelve (12) month(s) (the "Basic Term"). Notwithstanding the preceding sentence, this agreement shall be renewed automatically for successive periods (each, a "Renewal Term") equal to the term of the Basic Term unless this agreement is terminated by either party giving written notice (a "Termination Notice") to the other party specifying such termination. Termination Notices shall be given by mailing a registered or certified letter specifying such termination not less than thirty (30) days prior to the effective date of such termination, addressed to the other party at the address set forth herein, and the termination shall be effective as of the date fixed in such notice. Notwithstanding the foregoing, should we be in default of one or more provisions of this agreement, you may terminate this agreement at any time without notice. After termination and when you have received all sums due to you, you shall reassign to us all collateral held by you, and shall execute a cancellation of, and/or reconveyance under, all security agreements given by us to you, upon the execution and delivery of mutual general releases.

         21. We will reimburse you for all out-of-pocket expenses incurred by you, including, without limitation, the cost of title searches, title reports, recording fees, filing fees, publication fees, attorneys' fees and all other expenses similar to the foregoing. If during the term hereof, we fail to make any such payment required by us, you may, but need not, pay the same and charge our account therefor.

         22. In case of any breach or default by us, or the occurrence of any of the events of default described in Paragraph 18, or if we fail or neglect to promptly pay any and all of our indebtedness or other liabilities, when due, all of our indebtedness and liabilities, hereunder or otherwise, shall, without notice or demand, become immediately due and payable at your option. Thereafter, all amounts outstanding shall bear interest at the rate of three percent (3 %) of the outstanding balance per month. Upon the occurrence of any such event you may immediately, or at any time or times thereafter, without any demand or notice to us or any guarantor of any of our obligations or liabilities hereunder and without advertisement or notice, all of which are expressly waived, commence an action for the recovery of any and all of such indebtedness and obligations, commence proceedings to sell, lease or otherwise dispose of any and all collateral covered by this agreement and by all security agreements given or caused to be given by us to you or, without legal proceedings, enter such places as any of such collateral may be found and take possession of such collateral and sell the same. Such collateral may be sold where it is located at the time of the breach or default, or elsewhere, at public or private sale, for cash, upon credit or otherwise at your sole option and discretion. We hereby further waive all notices of seizure and sale, and all requirements that such property be physically present at the place of sale. Any person, including you, may purchase at any such sale, free from any right of redemption which is expressly waived, and if you are the purchaser, may turn all or part of any of our indebtedness to you in toward payment of the purchase price. The proceeds of any such sale or other disposition shall be applied, first to all expenses of setting all liens and claims against, and all costs, charges and



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expenses  incurred in taking,  removing,  holding,  repairing  and selling  such collateral, including without limitation, all attorneys' fees and costs incurred by you, and, second, to the payment of all our indebtedness or liabilities to you, whether due, or to become due, and whether arising under this agreement or otherwise. The surplus, if any, shall be delivered to us. We shall pay any deficiency forthwith.

         23. All notices or demands hereunder shall be in writing and sent by certified, first class mail. They shall be deemed received when deposited in a United States Post Office Mail Box, postage paid, properly addressed to you or us at the addresses set forth herein or to such other address as you or we may from time to time specify in writing.

         24. So long as you comply with your obligations, if any, under Section 9207 of the Uniform Commercial Code, you shall not be liable or responsible for the safekeeping of any collateral, any loss or damage to the collateral occurring or arising in any manner or fashion from any cause, any diminution in the value of the collateral, or any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. We agree you shall not be liable or responsible for any failure to make Advances if in your discretion you believe we are not entitled to receive such Advances, any accounting or administrative errors made by you so long as such errors are not in bad faith, or any other failure by you unless the same arises from your active negligence or willful misconduct. We agree to give you prompt written notice of any default or alleged default by you, and you shall be allowed such time as reasonably is required to cure any such default. We agree to defend, indemnify and hold harmless you and your officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses in any way suffered, incurred, or paid by you as a result of or in any way arising out of, following, or consequential to the transactions between you and us under this Agreement (including without limitation, reasonable attorneys' fees and expenses), except for losses caused by your active negligence or willful misconduct.

         25. If we, the undersigned, are two or more in number, then (a) regardless of the form of your check or other papers, your loan hereunder (consisting of each and every advance) shall be deemed to be made to each and all of us and we shall be jointly and severally obligated to repay the same; (b) each of us jointly and severally makes, and is liable for, each and every warranty, representation, obligation, covenant and undertaking under this agreement; and (c) when permitted by the context, the words "we", "our" or "us" or other similar words referring to the undersigned borrower shall include and mean all, or any one or more of us.

         26. Your rights and remedies under this agreement and all security agreements shall be cumulative and you shall have all other rights and remedies not inconsistent therewith as provided by law; no exercise by you of one right or remedy shall be deemed an election and no waiver by you of any default in our part shall be deemed a continuing waiver. No delay by you shall constitute a waiver or election. This agreement shall be binding when signed by you where indicated below and shall bind and inure to the benefit of your and our respective successors and assigns. However, we may not assign this agreement or any rights hereunder without your prior written consent. No such consent by you shall release us or any guarantor of any obligation or indebtedness hereunder. Paragraphs and paragraph numbers have been set forth herein for convenience only; unless the contrary is compelled by the context, everything contained in each paragraph applies equally to all paragraphs herein. Neither this agreement nor any uncertainty, or ambiguity herein shall be construed or resolved against you or us whether under any rule of construction or otherwise; on the contrary, this agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words so used as to fairly accomplish the purposes and intentions of all parties hereto. When permitted by the context, the singular includes the plural and vice versa.

         27. Each and every provision of this agreement shall be severable from every other provision for the purposes of determining legal enforceability of any such provision or provisions.

         28 . Any lawsuit or other proceeding arising or connected with this Agreement or the security interests created hereunder shall, to the extent permitted by law, be brought and tried solely in the Superior



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

Court of Santa Clara County, California. WE HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION HEREUNDER OR ARISING OUT OF OUR TRANSACTIONS WITH YOU.

         If the foregoing correctly states the agreement and understanding between us, please sign the enclosed copy of this agreement where indicated below and return it to us.



                                      Very truly yours,

                                      HyperMedia Communications, Inc.


                                      __________________________________________
                                      By:      Richard Landry
                                      Its:     Chief Executive Officer




ACCEPTED AND AGREED TO:

San Jose, California


Business Factors, Inc. dba
BFI Business Finance


_____________________________________
By:   David Drogos
Its:   Vice President

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